                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:

/ /  Preliminary Proxy Statement                / /  Confidential, for Use of the Commission
/X/  Definitive Proxy Statement                      Only (as permitted by Rule 14a-6(e)(2))
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to
     sec.240.14a-11(c) or sec.240.14a-12


                             QUALITY SYTEMS, INC.
- --------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

- --------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), or 14a-6(i)(1), or 14a-6(i)(2)
     or Item 22(a)(2) of Schedule 14A.

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

          ---------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

          ---------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

          ---------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

          ---------------------------------------------------------------------

     (5)  Total fee paid:

          ---------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

          ---------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

          ---------------------------------------------------------------------

     (3)  Filing Party:

          ---------------------------------------------------------------------

     (4)  Date Filed:

          ---------------------------------------------------------------------

                                    [LOGO]
                             QUALITY SYSTEMS, INC.
                       17822 EAST 17TH STREET, SUITE 210
                            TUSTIN, CALIFORNIA 92780
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 6, 1996

To the Shareholders of Quality Systems, Inc.

     The Annual Meeting of Shareholders of Quality Systems, Inc. (the "Company") will be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Friday, September 6, 1996, at 2:30 P.M. Pacific Time, for the following purposes:

          1. To elect eight (8) persons to serve as directors of the Company until the next annual meeting. The nominees for election to the Board of Directors are named in the attached Proxy Statement, which is a part of this Notice.

          2. To ratify the appointment of Deloitte & Touche LLP as independent auditors of the Company for the fiscal year ending March 31, 1997.

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Only shareholders of record at the close of business on July 10, 1996, are entitled to notice of and to vote at the Annual Meeting and at any adjournments of the Annual Meeting.

     All shareholders are cordially invited to attend the Annual Meeting in person. Whether or not you plan to attend the Annual Meeting, please sign the enclosed proxy and return it in the enclosed addressed envelope. Your promptness in returning the proxy will assist in the expeditious and orderly processing of the proxy and will assure that you are represented at the Annual Meeting. If you return your proxy card, you may nevertheless attend the Annual Meeting and vote your shares in person, if you wish.

                                           By Order of the Board of Directors,

                                                  QUALITY SYSTEMS, INC.

                                                           [SIG]
                                                      JANET M. RAZIN
                                                    Vice President and
                                                   Corporate Secretary
Tustin, California
July 26, 1996

                                    [LOGO]
                             QUALITY SYSTEMS, INC.
                       17822 EAST 17TH STREET, SUITE 210
                            TUSTIN, CALIFORNIA 92780

                            ------------------------

                         ANNUAL MEETING OF SHAREHOLDERS

                          TO BE HELD SEPTEMBER 6, 1996

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                            SOLICITATION OF PROXIES

     The accompanying proxy is solicited by the Board of Directors of Quality Systems, Inc. (the "Company") for use at the Company's Annual Meeting of Shareholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California on Friday, September 6, 1996, and at any and all adjournments thereof. All shares represented by each properly executed and unrevoked proxy received in time for the meeting will be voted in the manner specified therein.

     Any shareholder has the power to revoke his or her proxy at any time before it is voted. A proxy may be revoked by delivering a written notice of revocation to the Secretary of the Company, by submitting prior to or at the meeting a later dated proxy executed by the person executing the prior proxy, or by attendance at the meeting and voting in person by the person executing the proxy.

     This proxy statement, the accompanying proxy card and the Company's Annual Report are being mailed to the Company's shareholders on or about July 26, 1996. The cost of soliciting proxies will be borne by the Company. The solicitation will be made by mail and expenses will include reimbursement paid to brokerage firms and others for their expenses in forwarding solicitation material regarding the Annual Meeting to beneficial owners of the Company's Common Stock. Further solicitation of proxies may be made by telephone or oral communications with some shareholders. All such further solicitations will be made by the Company's regular employees who will not receive additional compensation for the solicitation.

                      OUTSTANDING SHARES AND VOTING RIGHTS

     Only holders of record of the 5,963,337 shares of the Company's Common Stock outstanding at the close of business on July 10, 1996, are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. A majority of the shares, represented in person or by proxy, will constitute a quorum for the transaction of business. All proxies delivered to the Company will be counted in determining the presence of a quorum, including those providing for abstention or withholding of authority and those delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters. Each shareholder will be entitled to one vote, in person or by proxy, for each share of Common Stock held of record on the record date, except that all shareholders have cumulative voting rights and in the event any shareholder gives notice at the Annual Meeting, prior to the voting, of an intention to cumulate his or her votes in the election of directors, then all shareholders entitled to vote at the Annual Meeting may cumulate their votes in the election of directors. Cumulative voting means that a shareholder has the right to give any one candidate whose name has been properly placed in nomination prior to the voting a number of votes equal to the number of directors to be elected, multiplied by the number of shares such shareholder would otherwise be entitled to vote, or to distribute such votes on the same principle among as many nominees (up to the number of persons to be elected) as the shareholder may wish.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth certain information with respect to the beneficial ownership of the Company's Common Stock as of July 10, 1996 by (i) each person known by the Company to beneficially own more then 5% of the outstanding shares of Common Stock, (ii) each of the Company's directors, (iii) each of the Named Executive Officers (as hereinafter defined), (iv) Robert McGraw, who joined the Company in February 1996 as its Chief Financial Officer, and (v) all directors and executive officers of the Company as a group:

                                                           NUMBER OF SHARES         PERCENT OF
                                                            OF COMMON STOCK        COMMON STOCK
                                                             BENEFICIALLY          BENEFICIALLY
                NAME OF BENEFICIAL OWNER(1)                    OWNED(2)              OWNED(2)
    ----------------------------------------------------   ----------------        ------------
    Janet Razin and Sheldon Razin(3)....................       1,510,220               25.33%
    Ahmed Hussein(4)....................................         350,000                5.87%
    Duncan -- Hurst Capital Management, Inc.(5).........         299,400                5.02%
    Patrick Cline.......................................         108,325                1.82%
    Graeme Frehner......................................          56,554                 (7)
    John Bowers, M.D....................................          31,230                 (7)
    Robert Beck.........................................          21,350(6)              (7)
    Greg Flynn..........................................          15,530(6)              (7)
    Donn Neufeld........................................          15,500(6)              (7)
    George Bristol......................................          13,500                 (7)
    William Bowers......................................           9,600                 (7)
    Gordon Setran.......................................           1,500                 (7)
    Abe LaLande.........................................              --                 (7)
    Robert McGraw.......................................              --                 (7)
    All directors and officers as a group (14 persons,
      including those named above)......................       1,788,059(6)            29.71%

- ---------------

(1) Unless otherwise indicated, the address of each of these persons is c/o Quality Systems, Inc., 17822 East 17th Street, Suite 210, Tustin, California 92780. Unless otherwise indicated, to the Company's knowledge, the persons named in the table have sole voting and sole investment power with respect to all shares beneficially owned, subject to community property laws where applicable.

(2) Applicable percentage ownership is based on 5,963,337 shares of Common Stock outstanding as of July 10, 1996. Any securities not outstanding but subject to options exercisable as of July 10, 1996 or exercisable within 60 days after such date are deemed to be outstanding for the purpose of computing the percentage of outstanding Common Stock beneficially owned by the person holding such options but are not deemed to be outstanding for the purpose of computing the percentage of Common Stock beneficially owned by any other person.

(3) Janet Razin and Sheldon Razin, each of whom is an officer and director of the Company, are married to one another and own their shares as community property.

(4) As reflected in the Schedule 13D dated December 8, 1995. The address for Mr. Hussein is 401 East 4th Street, Apt. #N-25A, New York, New York 10016.

(5) As reflected in the Schedule 13G dated January 30, 1996. The address for Duncan-Hurst Capital Management, Inc. ("Duncan-Hurst"), is 4365 Executive Drive, Suite 1520, San Diego, California 92121. Duncan-Hurst has sole voting power of 171,650 of the 299,400 shares it beneficially owns.

(6) Includes shares of Common Stock subject to stock options which were exercisable as of July 10, 1996 or exercisable within 60 days after July 10, 1996, and are, respectively, as follows: Mr. Beck, 21,250 shares; Mr. Flynn, 13,500 shares; Mr. Neufeld, 15,500 shares; and all directors and officers as a group, 55,000 shares.

(7) Less than one percent.

                             ELECTION OF DIRECTORS

                                (PROPOSAL NO. 1)

     Directors are elected at each Annual Meeting of Shareholders and hold office until their respective successors are duly elected and qualified. The full Board consists of eight directors. Certain information with respect to the eight nominees for election as directors is set forth below. All of the nominees are now serving as directors. Seven of the directors were elected to their present terms of office by the shareholders and the eighth director was unanimously appointed by the existing directors in May 1996 to fill a newly created board position upon the Company's completion of its acquisition of Clinitec International, Inc. ("Clinitec"). Although it is anticipated that each nominee will be available to serve as a director, should any nominee become unavailable to serve, the proxies will be voted for such other person as may be designated by the Company's Board of Directors.

     Unless the authority to vote for directors has been withheld in the proxy, the persons named in the enclosed proxy intend to vote at the Annual Meeting for the election of the nominees presented below. However, discretionary authority to cumulate votes represented by proxies and to cast such votes for any or all of the nominees named below is solicited by the Board of Directors because, in the event nominations are made in opposition to the nominees of the Board of Directors, it is the intention of the persons named in the enclosed proxy to cumulate votes represented by proxies in accordance with their best judgment for individual nominees in order to assure the election of as many of the nominees to the Board of Directors as possible.

     In the election of directors, assuming a quorum is present, the eight nominees receiving the highest number of votes cast at the meeting will be elected directors. As a result, proxies voted to "Withhold Authority" and broker non-votes will have no practical effect upon the election of directors, although proxies specifying "Withhold Authority" will be counted for purposes of determining whether a quorum is present, as will proxies delivered by brokers voting without beneficial owner instruction and exercising a non-vote on certain matters.

     YOUR BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE "FOR" ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

                                                                                   FIRST YEAR
                                                                                     BECAME
              NOMINEE'S NAME             AGE          PRINCIPAL OCCUPATION          DIRECTOR
    -----------------------------------  ---     ------------------------------    ----------
    Sheldon Razin......................  58      Chairman of the Board of             1974
                                                   Directors and President and
                                                   Chief Executive Officer of
                                                   the Company
    John Bowers, M.D. .................  58      Chief Executive Officer Heart        1987
                                                   Institute of Nevada
    William Bowers.....................  67      Retired                              1989
    George Bristol.....................  47      Director of Corporate Finance        1982
                                                   Ernst & Young
    Patrick Cline......................  35      Executive Vice President of          1996
                                                 the Company and President and
                                                   Chief Operating Officer of
                                                   Clinitec International,
                                                   Inc., the Company's
                                                   wholly-owned subsidiary
    Graeme Frehner.....................  57      Retired                              1982
    Janet Razin........................  56      Vice President and Corporate         1974
                                                   Secretary of the Company
    Gordon Setran......................  74      Retired                              1982

     Sheldon Razin is the founder of the Company and has served as Chairman of the Board of Directors and Chief Executive Officer since the Company's inception. He also has served as the Company's President since its inception except for the period from August 1990 to August 1991. Additionally, Mr. Razin served as Treasurer from the Company's inception until October 1982. Prior to founding the Company, he held various technical and managerial positions with Rockwell International Corporation and was a founder of the Company's predecessor, Quality Systems, a sole proprietorship engaged in the development of software for commercial and space applications and in management consulting work. Mr. Razin holds a B.S. degree in Mathematics from the Massachusetts Institute of Technology. Mr. Razin is the husband of Janet Razin.

     John Bowers, M.D., has served as a Director since June 1987, and is the founder and Chief Executive Officer of the Heart Institute of Nevada, a major freestanding Cardiac Catheterization and Diagnostic Center. In 1970, Dr. Bowers moved to Las Vegas, Nevada to associate with Dr. P.R. Akre, who organized the first catheterization laboratory in Nevada. He subsequently became Director of Cardiology at Sunrise Hospital and Valley Hospital. On June 1, 1975, he founded Cardiology Associates of Nevada, John A. Bowers, M.D., FACC, a professional corporation, and the forerunner of the Heart Institute of Nevada. Prior to 1970, Dr. Bowers practiced cardiology in Santa Paula, California, after serving in the U.S. Air Force. Dr. Bowers graduated from Indiana University School of Medicine.

     William Bowers has served as a Director since June 1989. He was co-founder and Chairman of MSI Data Corporation, a leading manufacturer of "on-the-move" hand-held data collection systems, headquartered in Costa Mesa, California. Founded in 1967, MSI was a public company until it was acquired by Symbol Technologies, Inc. in 1988. Mr. Bowers is also a Director of D.H. Technology, Inc., a publicly-owned company. Mr. Bowers has two Bachelors degrees, one in Advertising from USC and another in Electrical Engineering from UCLA.

     George Bristol, who has served as a Director since December 1982, has been a member of the corporate finance group of Ernst & Young LLP, an international professional services firm, since February 1992. Prior to this, Mr. Bristol was a Managing Director with the investment banking firms of Dean Witter Reynolds Inc. from September 1989 and Prudential Securities, Inc., for more than eight years, until September 1989. Prior to joining Prudential Securities, Inc., Mr. Bristol served as First Vice President of Blyth Eastman Paine Webber Incorporated, an investment banking firm. He holds a B.A. degree from the University of Michigan and an M.B.A. degree from the Harvard Business School.

     Patrick Cline has served as a Director and Executive Vice President since May 1996. Mr. Cline is a co-founder of Clinitec and has served as its President since its inception in January 1994 and as its Chief Operating Officer since May 1996 when it was acquired by the Company. Mr. Cline served as Clinitec's Chairman of the Board of Directors and Chief Executive Officer from January 1994 until May 1996. Prior to co-founding Clinitec, Mr. Cline served, from July 1987 to January 1994, as Vice President of Sales and Marketing with Script Systems, a subsidiary of InfoMed, a healthcare information systems company. From January 1994 to May 1994, after the founding of Clinitec, Mr. Cline continued to serve, on a part time basis, as Script Systems' Vice President of Sales and Marketing. Mr. Cline has held senior positions in the health care information systems industry since 1981.

     Graeme Frehner, a co-founder of the Company, has served as a Director since November 1982. He served as the Company's Vice President-Software from October 1982 to January 1996, when he retired from active management in the Company. Despite this retirement, he intends to consult with the Company from time to time. Mr. Frehner joined Quality Systems, the Company's predecessor, shortly after it was founded. Prior to that time, he held a number of technical, managerial and consulting positions with Planning Research Corporation and with Autonetics, formerly a division of North American Aviation and currently a division of Rockwell International Corporation. Mr. Frehner holds a B.S. degree in Mathematics, Education and Physics from Brigham Young University.

     Janet Razin has served as a Director, Vice President and Corporate Secretary of the Company since its inception and served as the Company's Controller until November 1981. She served as Vice President Chief Financial Officer from October 1982 until October 1984. Prior to joining the Company, she was a computer programmer for Rockwell International Corporation. Mrs. Razin holds a B.A. degree in Mathematics from Northeastern University. Mrs. Razin is the wife of Sheldon Razin.

     Gordon Setran has served as a Director since November 1982, and was a Vice President of California Federal Savings & Loan Association from 1975 until his retirement in December 1985. Mr. Setran was a co-founder, President and Director of First Federal Savings & Loan Association of Corona which was acquired by California Federal Savings & Loan Association in 1975.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934

     Under Section 16(a) of the Securities Exchange Act of 1934, as amended, the directors and officers of the Company and any person who owns more than ten percent of the Company's Common Stock are required to report their initial ownership of the Company's Common Stock and any subsequent changes in that ownership to the Securities and Exchange Commission (the "SEC") and the Nasdaq National Market. Officers, directors and greater than 10% shareholders are required by SEC regulations to furnish the Company with copies of all forms they file in accordance with Section 16(a).

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Form 5's were required for those persons, the Company believes that, during the fiscal year ended March 31, 1996, its officers, directors and greater than 10% shareholders complied with all filing requirements applicable to such persons, with the exception that one report, covering one transaction by William Bowers, a director of the Company, was inadvertently filed approximately three months late.

BOARD OF DIRECTORS MEETINGS AND RELATED MATTERS

     During the fiscal year ended March 31, 1996, the Board of Directors held seven meetings and acted once by unanimous written consent. No director, except George Bristol, attended less than 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors on which the Directors served that were held during the fiscal year.

     The Board of Directors has an Audit Committee consisting of Messrs. Setran, Bristol, William Bowers and Dr. John Bowers, all of whom are non-employee directors of the Company. The duties of the Audit Committee include meeting with the independent auditors of the Company to review the scope of the annual audit and to review the quarterly and annual financial statements of the Company before the statements are released to the Company's shareholders. The audit Committee also evaluates the independent auditors' performance and makes recommendations to the Board of Directors as to whether the auditing firm should be retained by the Company for the ensuing fiscal year. In addition, the Audit Committee reviews the Company's internal accounting and financial controls and reporting systems practices. During the fiscal year ended March 31, 1996, the Audit Committee held four meetings.

     There are currently no other standing committees of the Board of Directors.

     Directors of the Company who are also employees of the Company are not compensated for their services as directors or committee members. Directors of the Company who are not also employees receive a fee of $2,500 per year for serving on the Board of Directors. Directors who serve on a committee of the Board of Directors receive an additional annual fee of $1,000 and a fee of $250 for each committee meeting attended, together with reasonable expenses of attendance at committee meetings.

                              CERTAIN TRANSACTIONS

     The Company sold a computer system for $334,600 to the Heart Institute of Nevada during the quarter ended December 31, 1995. John Bowers, M.D., the founder and Chief Executive Officer of the Heart Institute of Nevada, is a member of the Company's Board of Directors. The Company's gross profit on the sale is comparable to the gross profit on sales of similar computer systems. In connection with this sale, the Company also entered into an agreement to pay a license fee based upon future revenues, if any, from certain software templates that may be developed by the Heart Institute of Nevada in the future.

     In April 1995, the Company entered into a strategic relationship with Clinitec International, Inc. ("Clinitec"), a developer of electronic medical records software systems. In May 1995 as part of this relationship, the Company acquired a 25% equity interest in Clinitec by purchasing all of Clinitec's newly issued convertible preferred stock for $1.0 million in cash. In May 1996, the Company acquired the remaining 75% of Clinitec by purchasing 100% of the outstanding shares of Clinitec common stock directly from Clinitec's common stock shareholders for approximately $4.9 million in cash plus 309,846 shares of the Company's Common Stock. In connection with the May 1996 stock purchase transaction, Mr. Patrick Cline, a co-founder, President and Chairman of the Board of Clinitec, became a Director and Executive Vice

President of the Company. In accordance with the terms of the May 1996 stock purchase transaction, each Clinitec common stock shareholder received a pro rata share of the cash and Common Stock paid by the Company determined by the number of shares of Clinitec common stock owned by each Clinitec common stock shareholder divided by the total number of outstanding shares of Clinitec common stock. As a result of the May 1996 stock purchase transaction, Mr. Cline received $1,703,600 in cash plus 107,825 shares of the Company's Common Stock for his shares of Clinitec common stock.

                       COMPENSATION OF EXECUTIVE OFFICERS

     The following table sets forth compensation received for the three fiscal years ended March 31, 1994, March 31, 1995 and March 31, 1996, respectively, by the Chief Executive Officer and the four other highest paid executive officers of the Company serving as such at the end of the 1996 fiscal year whose aggregate total annual salary and bonus for such year exceeded $100,000 (the "Named Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                                            ----------------------------
                                       ANNUAL COMPENSATION                     AWARDS         PAYOUTS
                           --------------------------------------------     ------------    ------------
                                                              OTHER          SECURITIES
                                                              ANNUAL         UNDERLYING      ALL OTHER
     NAME AND PRINCIPAL                                    COMPENSATION     OPTIONS/SARS    COMPENSATION
          POSITION         YEAR   SALARY ($)   BONUS ($)      ($)(1)            (#)            ($)(2)
    ---------------------  -----  ----------   ---------   ------------     ------------    ------------
    Sheldon Razin........   1996    225,000          --        6,381               --           3,014
      Chief Executive       1995    213,750          --        6,882               --           2,873
      Officer and           1994    180,000          --       23,372               --           2,235
      President
    Robert Beck..........   1996    144,996          --           --               --           2,787
      Executive             1995    144,996          --           --               --           2,740
      Vice President        1994    144,996          --           --               --           2,478
    Greg Flynn...........   1996    111,667      20,000           --               --           1,457
      Vice President        1995    108,929          --           --               --           1,224
      Sales & Marketing     1994     97,152          --           --           22,000             945
    Abe Lalande..........   1996    105,000          --           --               --           1,190
      Vice President        1995    105,000          --           --               --           1,185
      Hardware R&D          1994    105,000          --           --               --           1,010
    Donn Neufeld.........   1996    105,000          --           --               --           1,190
      Vice President        1995    104,250          --           --               --           1,178
      Software and          1994     96,000          --           --           30,000             935
      Operations

- ---------------

(1) This column reflects perquisite compensation which exceeds the lesser of $50,000 or 10% of the Named Executive Officer's total salary and bonus with the exception of Mr. Razin's, which is included regardless. For the fiscal year ended March 31, 1996, no Named Executive Officer received perquisites exceeding that limit. For fiscal years ended March 31, 1996, 1995, and 1994, respectively, Mr. Razin's perquisites included $5,481, $5,982 and $22,472 for the value of the use of a Company car, which includes insurance premiums, depreciation, and miscellaneous expenses.

(2) This column reflects amounts attributable to Company contributions to the Company's Deferred Compensation Plan and income attributable to the provision of additional life insurance for the named individuals. For fiscal year ended March 31, 1996 such amounts were, respectively, as follows: Mr. Razin

    $2,250 and $764, Mr. Beck $1,570 and $1,217; Mr. Flynn $1,317 and $140; Mr.
    LaLande, $1,050 and $140; Mr. Neufeld, $1,050 and $140.

     On February 19, 1996, Robert McGraw joined the Company as its Chief Financial Officer at an annual salary of $125,000.

                     OPTION /SAR GRANTS IN LAST FISCAL YEAR

     No options or stock appreciation rights were granted to the Named Executive Officers in fiscal 1996.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                           AND FISCAL YEAR-END VALUES

     The following table provides information on option exercises in fiscal 1996 by the Named Executive Officers and unexercised options held by them at the close of such fiscal year. No named Executive Officer exercised any stock appreciation rights during fiscal 1996 or held any stock appreciation rights at the end of such fiscal year.


                                                                        NUMBER OF UNEXERCISED         VALUE OF UNEXERCISED
                                                                     OPTIONS (NUMBER OF SHARES)       IN-THE-MONEY OPTIONS
                                                                          AT MARCH 31, 1996           AT MARCH 31, 1996(1)
                                     SHARES ACQUIRED      VALUE      ---------------------------   ---------------------------
               NAME                  ON EXERCISE(#)    REALIZED($)   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
- -----------------------------------  ---------------   -----------   -----------   -------------   -----------   -------------
Sheldon Razin......................           --              --            --             --             --             --
Robert Beck........................       27,000         451,125        21,250             --        435,625             --
Greg Flynn.........................       18,000         359,000        13,500         10,500        277,375        215,875
Abe LaLande........................       20,000         343,750            --             --             --             --
Donn Neufeld.......................       15,000         297,125        15,500          7,500        317,750        153,750

- ---------------
(1) Calculated on the basis of $22.00, the closing sale price of the Company's Common Stock on March 29, 1996, the last trading day in the 1996 fiscal year, minus the exercise price of the option, multiplied by the number of shares subject to the option.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

     The Company has an arrangement with Robert Beck under which Mr. Beck will receive, if the Company attains an after-tax profit of at least $2.5 million in any fiscal year in which the Company's sales are at least $25.0 million, a one-time grant of options for shares representing the difference between 225,000 shares of Common Stock and the number of shares of Common Stock Mr. Beck has been granted by the Company up to such date pursuant to stock options. As of July 10, 1996, Mr. Beck had been granted options to purchase 75,000 shares and had exercised 53,750 of such options. Other than this arrangement, the Company does not presently have any employment contracts in effect with the Chief Executive Officer or any of the other Named Executive Officers.

     The Board of Directors, as the administrator of the Company's 1989 Stock Option Plan, has the discretion to accelerate any outstanding options held by the Named Executive Officers in the event of an acquisition of the Company by a merger or asset sale in which the outstanding options under such plan are not to be assumed by the successor corporation or substituted with options to purchase shares of such corporation.

                      RATIFICATION OF INDEPENDENT AUDITORS

                                (PROPOSAL NO. 2)

     The Board of Directors of the Company appointed the firm of Deloitte & Touche LLP as its independent auditors for the fiscal year ended March 31, 1996. The Board of Directors of the Company has also appointed Deloitte & Touche LLP to serve again as the Company's independent auditors for the fiscal year ending March 31, 1997, subject to ratification by the holders of a majority of the shares represented either in person or proxy at the Annual Meeting. In the event that the shareholders do not ratify the selection of Deloitte & Touche LLP as the Company's independent auditors, the selection of another independent auditing firm will be considered by the Board of Directors.

     Representatives of Deloitte & Touche LLP are expected to attend the Annual Meeting and will be available to respond to appropriate questions. The representatives of Deloitte & Touche LLP also will have the opportunity to make a formal statement, if they so desire.

                                 ANNUAL REPORT

     The Company's Annual Report containing audited financial statements for the fiscal years ended March 31, 1996 and 1995 accompanies this Proxy Statement but such report is not incorporated herein and is not deemed to be a part of this proxy solicitation material.

                           PROPOSALS OF SHAREHOLDERS

     Pursuant to the rules of the SEC, proposals by shareholders which are intended to be presented at the Company's next Annual Meeting must be received by the Company by March 28, 1997, in order to be considered for inclusion in the Company's proxy materials.

                                 OTHER MATTERS

     The Board of Directors knows of no other matters which will be acted upon at the Annual Meeting. If any other matters are presented properly for action at the Annual Meeting or at any adjournment thereof, it is intended that the proxy will be voted with respect thereto in accordance with the best judgment and in the discretion of the proxy holder.

                                           By Order of the Board of Directors,

                                                  QUALITY SYSTEMS, INC.

                                                           [SIG]
                                                      JANET M. RAZIN
                                                    Vice President and
                                                   Corporate Secretary
Tustin, California
July 26, 1996

     SHAREHOLDERS MAY OBTAIN FREE OF CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-KSB FOR THE FISCAL YEAR ENDED MARCH 31, 1996, (WITHOUT EXHIBITS) AS FILED WITH THE SEC BY WRITING TO: INVESTOR RELATIONS-QUALITY SYSTEMS, INC., 17822 EAST 17TH STREET, SUITE 102, TUSTIN, CALIFORNIA 92780.

     PROXY                   QUALITY SYSTEMS, INC.
                      1996 ANNUAL MEETING OF SHAREHOLDERS
                               SEPTEMBER 6, 1996

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

         The undersigned hereby appoints Sheldon Razin and Janet Razin, and each of them, individually, as attorneys and proxies, with full power of substitution, to represent the undersigned and to vote, as designated below, all the shares of Common Stock of Quality Systems, Inc. which the undersigned is entitled to vote at its Annual Meeting of Shareholders to be held at The Center Club, 650 Town Center Drive, Costa Mesa, California, on Friday, September 6, 1996, at 2:30 P.M. Pacific Time, or at any adjournment thereof.

     1. ELECTION OF DIRECTORS

       / / FOR ALL NOMINEES LISTED BELOW (EXCEPT AS MARKED TO THE CONTRARY
           BELOW)

       / / WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

      Sheldon Razin, John Bowers, M.D., William Bowers, George Bristol,
        Patrick Cline, Graeme Frehner, Janet Razin and Gordon Setran.

     (INSTRUCTION: To withhold authority to vote for any nominee, write the nominee's name in the space provided below.)

     ----------------------------------------------------------------------

     2. Ratification of selection of Deloitte & Touche LLP as the Company's Independent Auditors:

             / / FOR             / / AGAINST             / / ABSTAIN

     3. In their discretion, upon other business which properly comes before the Meeting or any adjournment thereof.

       IMPORTANT -- PLEASE SIGN AND DATE ON OTHER SIDE AND RETURN PROMPTLY.

                         (CONTINUED ON THE REVERSE SIDE)

                          (continued from other side)
         THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER ON THE REVERSE SIDE OF THIS PROXY. WHERE NO DIRECTION IS GIVEN, SUCH SHARES WILL BE VOTED "FOR" THE ELECTION OF THE DIRECTORS NAMED ON THE REVERSE SIDE OF THIS PROXY AND "FOR" PROPOSAL
     2. THIS PROXY CONFERS DISCRETIONARY AUTHORITY TO CUMULATE VOTES FOR ANY OR ALL OF THE NOMINEES FOR ELECTION OF DIRECTORS FOR WHICH AUTHORITY TO VOTE HAS NOT BEEN WITHHELD.

                                            DATED:                   , 1996
                                                   ------------------

                                            -------------------------------
                                              (SIGNATURE OF SHAREHOLDER)

                                            -------------------------------

                                            PLEASE SIGN YOUR NAME EXACTLY
                                            AS IT APPEARS HEREON.
                                            EXECUTORS, ADMINISTRATORS,
                                            GUARDIANS, OFFICERS OF
                                            CORPORATIONS, AND OTHERS
                                            SIGNING IN A FIDUCIARY
                                            CAPACITY, SHOULD STATE THEIR
                                            FULL TITLES AS SUCH. WHETHER OR
                                            NOT YOU PLAN TO ATTEND THE
                                            MEETING, YOU ARE URGED TO SIGN
                                            AND RETURN THIS PROXY, WHICH
                                            MAY BE REVOKED AT ANY TIME
                                            PRIOR TO ITS USE.